EXHIBIT 10.5

Amendment #2 to Term Note

Effective Date:  May 4, 2015

WHEREAS, Cachet Financial Solutions Inc., a Minnesota corporation (“Company” or “Borrower”), and The Margaret De Jonge Trust (“Lender”) (collectively “Parties”) entered into a Term Note for $613,808, effective December 14, 2012 (the "Agreement"); and

WHEREAS, the Parties desire to amend the payment terms as set forth in the Agreement to require Borrower to make eight $50,000 payments beginning May 31, 2015 and extend the Maturity Date of the Agreement to December 31, 2015.

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

2.The second paragraph of the Agreement shall be amended and restated in its entirety asset forth below.

Borrower will pay this loan according to below payment schedule with all outstanding principal plus all accrued, unpaid interest becoming due on December 31, 2015 (the “Maturity Date”), subject to any prepayment.

Payment Schedule

-$50,000 due on May 31, 2015;

-$50,000 due on June 30, 2015;

-$50,000 due on July 31, 2015;

-$50,000 due on August 30, 2015;

-$50,000 due on September 30, 2015;

-$50,000 due on October 31, 2015;

-$50,000 due on November 30, 2015;

-The remaining balance of accrued, unpaid interest and principal due on December 31, 2015

3.All terms and conditions of the Agreement shall remain in full force and effect, except to the extent specifically modified herein.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly authorized representative as of the Effective Date written above.

Lender:		Cachet Financial Solutions Inc.

By:	/s/ Margaret De Jonge	By:	/s/ Jeffrey C. Mack

	Margaret De Jonge		Jeffrey C. Mack
	Lender		Chief Executive Officer